VENTURE
  CORP.
  FILED

  In the Office of the
  Secretary of State of the

  STATE OF NEVADA
  Dec. 07, 1988

                 CERTIFICATE OF AMENDMENT OF ARTICLES OF
                        ARTICLES OF INCORPORATION

  Amber Venture Corp. ("Company"), a Nevada Corporation, by its
  President and Director does hereby certify:

  The stockholders of the corporation pursuant to Article V of the Articles of Incorporation and Nevada State Statutes by informal action as of September 22, 1988, passed a resolution declaring that the following change and amendment to the Company's Articles of Incorporation be amended to read as follows:

  "OFFICERS: The officers of the Corporation shall consist of a Board of Directors of not less than one nor more than twenty-five. A chairman of the Board of Directors, a president, a vice-president, a secretary and a treasurer, who shall perform such duties and have such authority as usually pertains to such office4rs of a corporation or as may be prescribed th the Board of Directors from time to time. More than one office may beheld by the same individual."

  IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its President and its Secretary on September 22, 1988/

                                         /s/ Peter E. Klenner

                                         --------------------
                                           Peter E. Klenner
                                           President and Director

  State of New York )
                    )ss.:

  County of New York)

  On this 22nd day of September, 1988, before me, a Notary Public, personally appeared, Peter E. Klenner, who acknowledged that he is the President of Amber Venture Corp. and that he executed the above instrument in such capacity on behalf of Amber Ventura Corp.

                                        -------------------
                                        Notary Public
                                        Edward M. Grushko
                                        Notary Public, State

                                         of New York
                                         No.: 02GR4753027
                                         Qualified in Nassau County
                                         Commission Expires Sept.

                                      30, 1989